US Foods Holding Corp. 8-K

Exhibit 10.2

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
US FOODS HOLDING CORP. 2019 LONG-TERM INCENTIVE PLAN

(Time-Based Restricted Stock Unit Award)

US Foods Holding Corp. (the “Company”), pursuant to the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement attached hereto, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	David Flitman
Date of Grant:	[Insert Grant Date]
Number of Restricted Stock Units:	[Insert No. of Restricted Stock Units Granted]
Vesting Dates:	[Insert dates of the three anniversaries of the date of grant]

Provided the Participant has not undergone a Termination at the time of each of the following dates (each, a “Vesting Date”):

•	One-third (⅓) of the Restricted Stock Units (rounded down to the nearest whole unit) will vest on the first (1st) anniversary of the Date of Grant;
•	One-third (⅓) of the Restricted Stock Units (rounded down to the nearest whole unit) will vest on the second (2nd) anniversary of the Date of Grant; and
•	The remaining unvested Restricted Stock Units will vest on the third (3rd) anniversary of the Date of Grant;

provided, however, that the Restricted Stock Units shall, upon the earliest to occur of the following circumstances:

(i)	fully vest immediately prior to a Change in Control if the Restricted Stock Units would not otherwise be continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto, or provided such other treatment as determined by the Committee; or
(ii)	fully vest immediately upon the Participant’s Termination by the Service Recipient without Cause, by such Participant for Good Reason or upon the Participant’s Termination due to Permanent Disability or death (each, a “Qualifying Termination”).

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

US FOODS HOLDING CORP.		PARTICIPANT

By:
Name:	David Works
Title:	Executive Vice President,
Chief Human Resources Officer

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RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

US FOODS HOLDING CORP. 2019 LONG-TERM INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “Plan”), US Foods Holding Corp. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan or the Grant Notice.

1.           Grant of Restricted Stock Units. The Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice.

2.            Vesting. Subject to the terms of this Restricted Stock Unit Agreement and the Plan, the Restricted Stock Units shall vest and the restrictions on such Restricted Stock Units shall lapse as provided in the Grant Notice. The period of time that the Restricted Stock Units remain subject to vesting shall be the Restricted Period.

3.            Settlement of Restricted Stock Units. The provisions of Section 9(d)(ii) of the Plan are incorporated herein by reference and made a part hereof, provided that the Restricted Stock Units shall be settled in Common Stock within sixty (60) days following each Vesting Date or, if earlier and subject to Section 16 of this Restricted Stock Unit Agreement, within sixty (60) days following a Change in Control, a Qualifying Termination or the Participant’s Termination due to Permanent Disability or death, each as contemplated by the Grant Notice and subject to Section 13(u) of the Plan, to the extent applicable.

4.            Treatment of Restricted Stock Units upon Termination. Subject to the Termination vesting provisions contained in the Grant Notice, the provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.

5.             Definitions.

(a)                The terms “Cause”, “Good Reason” and “Permanent Disability” as used in the Grant Notice or in this Restricted Stock Unit Agreement shall have the meanings set forth in the Executive Severance Agreement, dated as of November 22, 2022, between the Participant and the Company.

(b)                Whenever the word “Participant” is used in this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6.             Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.

7.                   Dividend Equivalent Payments. The Participant shall be eligible to receive dividend equivalents pursuant to the provisions of Sections 9(d)(ii) and 13(c) of the Plan.

8.                   Tax Withholding. The provisions of Section 13(d)(i) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability referred to in Section 13(d)(i) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.

9.                   Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10.               No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Recipient.

11.               Binding Effect. This Restricted Stock Unit Agreement shall be binding upon, and inure to the benefit of, the heirs, executors, administrators and successors of the parties hereto.

12.               Protected Rights. Nothing contained in this Restricted Stock Unit Agreement or the Plan is intended to limit the Participant’s ability to (a) report possible violations of law or regulation to, or file a charge or complaint with, any Government Agency, (b) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company, or (c) under applicable United States federal law to (i) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (ii) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

13.               Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14.               Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

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15.               Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement, the Plan shall govern and control.

16.               Compliance With Section 409A of the Code. The Restricted Stock Units granted hereby are intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly. To the extent this Restricted Stock Unit Agreement provides for the Restricted Stock Units to become vested and be settled upon the Participant’s Termination, the applicable shares of Common Stock shall be transferred to the Participant or his or her beneficiary upon the Participant’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Participant is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Restricted Stock Units are deemed nonqualified deferred compensation within the meaning of Section 409A of the Code, such shares of Common Stock shall be transferred to the Participant or his or her beneficiary upon the earlier to occur of (i) the six (6)-month anniversary of such separation from service and (ii) the date of the Participant’s death.

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